Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 134 to Registration Statement No. 002-90649 on Form N-1A of our reports dated December 14, 2012, relating to the financial statements and financial highlights of Fidelity Total International Equity Fund, Fidelity International Capital Appreciation Fund, Fidelity Diversified International Fund, Fidelity Worldwide Fund, Fidelity International Small Cap Opportunities Fund, Fidelity Emerging Europe, Middle East, Africa (EMEA) Fund, and Fidelity International Value Fund, of our report dated December 17, 2012, relating to the financial statements and financial highlights of Fidelity Global Equity Income Fund, and of our reports dated December 18, 2012, relating to the financial statements and financial highlight of Fidelity International Small Cap Fund, Fidelity Europe Capital Appreciation Fund, Fidelity Series Emerging Markets Fund, Fidelity Series International Value Fund, and Fidelity Series International Small Cap Opportunities Fund, each a fund of Fidelity Investment Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Investment Trust for the year ended October 31, 2012, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firms" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 21, 2012